zulily Announces First Quarter 2015 Results

Q1 Net Sales Increased 29% year over year to $306.6 million
Q1 Gross Margin Increased year over year to 30.1%
Q1 Non-GAAP Adjusted EBITDA of $4.4 million
Q1 Non-GAAP Diluted Net Income per Share of $0.01

SEATTLE, WA - May 5, 2015 - zulily, inc. (NASDAQ: ZU), a leading online retailer, today reported financial results for its first quarter ended March 29, 2015.

Financial Highlights

•	First Quarter 2015 net sales increased to $306.6 million, up 29% year over year.

•	First Quarter 2015 gross profit increased to $92.2 million, up 45% year over year.

•	Non-GAAP adjusted EBITDA for the First Quarter 2015 increased to $4.4 million, up 66% year over year.

•	Non-GAAP diluted net income per share for the First Quarter 2015 was $0.01 compared to non-GAAP diluted net income per share of $0.00 for the First Quarter 2014.

•	At the end of the First Quarter 2015, cash, cash equivalents, and short-term investments totaled $314.8 million.

•	During the First Quarter 2015, zulily repurchased approximately 2.3 million shares of Class A common stock for $31.3 million.

"We delivered strong first quarter results with revenue in line and adjusted EBITDA well exceeding our expectations. We made significant progress against our 2015 objectives to improve the daily experience, deliver the perfect order and expand gross margins," said Darrell Cavens, CEO of zulily. "The percentage of orders placed on mobile platforms reached an all-time high in Q1, order to ship times decreased, and gross margins hit our long-term financial target of 30% less than two years after our IPO. We also launched our redesigned website last week, which is responsive in design and materially enhances the customer experience across all platforms. I'm proud of the team for delivering on strong growth while continuing to deliver an amazing customer experience, every day."

Other Highlights

•
Active customers grew to 5.0 million by the end of First Quarter 2015, an increase of 35% year over year. zulily defines an active customer as an individual customer who has purchased from zulily at least once in the last year, measured from the last date of a period.

•	Total orders placed increased to 6.3 million for the First Quarter 2015, an increase of 15% year over year.

•
Average order value was $56.26 for the First Quarter 2015, an increase of 2% year over year. zulily defines average order value as the sum of the total order values (including shipping and handling charges) in a given period divided by the total orders placed in that period.

•	For the 12 months ended March 29, 2015, 86% of orders were placed by customers who had previously purchased from zulily.

•	In the First Quarter 2015, approximately 55% of orders were placed from a mobile device, up from approximately 50% in the Fourth Quarter 2014.

Second Quarter and Fiscal Year 2015 Outlook
The following forward-looking statements reflect zulily's expectations as of May 5, 2015.

Expectations for the Second Quarter 2015 (Quarter Ending June 28, 2015):

•	Net sales are expected to be between $285 million and $300 million.

•	Non-GAAP adjusted EBITDA is expected to be between $8.0 million and $12.0 million.

Expectations for the Fiscal Year 2015 (Year Ending January 3, 2016):

•	Net sales are expected to be between $1.3 billion and $1.4 billion.

•	Non-GAAP adjusted EBITDA is expected to be between $55.0 million and $70.0 million.

•
Capital expenditures, net of tenant improvement allowances, are expected to be between $35.0 million and $40.0 million and will be primarily for our fulfillment centers to support our growth and drive productivity.

Stock Repurchase Program
In February 2015, the Board of Directors approved a stock repurchase program authorizing zulily to repurchase up to $250 million of its outstanding shares of common stock until February 2017 through open market or privately negotiated transactions. Repurchases may also be made under a Rule 10b5-1 plan, which permits shares to be repurchased when zulily might otherwise be precluded from doing so under insider trading laws. The number of shares to be repurchased under the repurchase program and the timing of potential repurchases will depend on factors such as zulily's common stock price, economic and market conditions, alternative uses of capital and corporate and regulatory requirements. The repurchase program may be suspended or discontinued at any time. During the three months ended March 29, 2015, zulily repurchased approximately 2.3 million shares of Class A common stock for $31.3 million. The repurchased shares have reverted to the status of treasury shares.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance for the second quarter and full year 2015, investments in our technology and infrastructure, implementation of our share repurchase program, use of our mobile platform and applications, technical innovations, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties and reported results should not be considered as an indication of future performance. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our short operating history in an evolving industry, our ability to manage our growth, our ability to maintain profitability, our ability to forecast net sales and plan expenses accordingly, competition, our ability to attract customers in a cost effective manner, our ability to acquire products on reasonable terms, general economic conditions, consumer spending, product assortment, our fluctuating operating results, seasonality in our business, our flash sales business model, demand for our products, the strength of our brand, fraud, system interruptions, our ability to fulfill orders and other risks detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission, or SEC, in particular our Quarterly Report on Form 10-Q for the quarter ended March 29, 2015 to be filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and zulily undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Conference Call
zulily will host a conference call to discuss its First Quarter 2015 financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.zulily.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding zulily's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this press release, related complementary information will be made available at http://investor.zulily.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement zulily's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, free cash flow, and diluted net income (loss) per share as measures of certain components of financial performance. zulily calculates non-GAAP adjusted EBITDA as earnings before interest and other income and expense, taxes, depreciation, amortization and stock-based compensation expense. zulily calculates non-GAAP free cash flow as net cash (used in) provided by operating activities less net cash used in capital expenditures.
zulily's non-GAAP diluted net income (loss) per share financial measure assumes that all vesting of restricted stock occurred at the beginning of the applicable reporting periods. In earnings releases and filings with the SEC for the periods preceding the period ended June 29, 2014, zulily did not add back stock-based compensation expense when calculating its non-GAAP diluted net income (loss) per share financial measure. Beginning in zulily’s earnings release and quarterly report for the period ended June 29, 2014, zulily has modified its non-GAAP diluted net income (loss) per share financial measure to add back stock-based compensation expense for all periods presented. zulily does add not add back tax adjustments related to stock-based compensation, as we have a relatively short history of taxable income and applicable effective tax rates, which makes inclusion of such adjustments less useful to investors and others.
zulily's management believes that non-GAAP adjusted EBITDA, non-GAAP free cash flow, and non-GAAP diluted net income (loss) per share as defined above provide useful supplemental information to investors and others in understanding and evaluating our operating results in the same manner as management and our board of directors. We have included adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees. We have included free cash flow because it is a key measure used by our management and board of directors. We believe free cash flow is an important indicator of our business performance because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital. We have included non-GAAP diluted net income (loss) per share, inclusive of the change noted above, because it is a key measure used by our management and the board of directors.
We believe non-GAAP diluted net income (loss) per share is an important indicator of our business performance as this measure facilitates comparisons on a period-to-period basis, which provides useful information to our management and board of directors in understanding our past financial performance and future results. We believe that adding back stock-based compensation expense to our non-GAAP diluted net income (loss) per share financial measure for all periods presented provides a more meaningful comparison between our operating results from period to period because of varying available valuation methodologies, subjective assumptions, the variety of equity instruments that can impact a company’s non-cash expenses and the inability of the expense to directly relate to performance in any particular period.
zulily's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by zulily may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry. Whenever zulily uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
A reconciliation of non-GAAP adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Three Months Ended
	March 29, 2015	March 30, 2014

	(in thousands)
Net loss	$(2,486)	$(2,950)
Excluding:
Interest income (expense)—net	170	54
Other income (expense)—net	(63)	(53)
Taxes	(1,860)	—
Depreciation and amortization	4,483	2,401
Stock-based compensation expense	4,330	3,174
Adjusted EBITDA	$4,360	$2,624

A reconciliation of non-GAAP free cash flow to net cash (used in) provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Three Months Ended
	March 29, 2015	March 30, 2014

	(in thousands)
Net cash (used in) provided by operating activities	$(19,175)	$17,406
Capital expenditures	(9,819)	(15,761)
Free cash flow	$(28,994)	$1,645

A reconciliation of non-GAAP net income (loss) attributable to common stockholders to GAAP net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, and non-GAAP dilutive shares to GAAP dilutive shares, the most directly comparable GAAP financial measure, in order to calculate non-GAAP dilutive net income (loss) per share, is as follows:

	Three Months Ended
	March 29, 2015	March 30, 2014

	(in thousands, except share and per share amounts)

GAAP net loss attributable to common stockholders	$(2,486)	$(2,950)
Add: Stock-based compensation expense	4,330	3,174
Non-GAAP net income attributable to common stockholders	$1,844	$224

GAAP Weighted average shares used to compute diluted net income per Class A and Class B common share	124,878,124	123,878,592
Add: Unvested restricted stock	—	51,711
Add: Additional dilutive effect of stock options	3,195,002	10,269,757
Add: Additional dilutive effect of restricted stock unit awards	3,428	—
Non-GAAP Weighted average shares used to compute diluted net income per Class A and Class B common share	128,076,554	134,200,060
Non-GAAP diluted net income per share attributable to Class A and Class B common stockholders	$0.01	$—

About zulily, inc.
zulily (http://www.zulily.com) is a retailer obsessed with bringing customers special finds every day—all at incredible prices. zulily features an always-fresh curated collection for the whole family, including clothing, shoes, home décor, toys, gifts and more. Unique products from up-and-coming brands are featured alongside favorites from top brands, giving customers something new to discover each morning. zulily was launched in 2010 and is headquartered in Seattle. zulily’s shares are traded on the NASDAQ Global Select Market under the symbol ZU.

Contact:

zulily, inc.
Erica Yamamoto, 206.724-0500 x. 4363 (Investors)
eyamamoto@zulily.com
or
Andrea Conrad, 206.724-0500 x. 4805 (Media)
aconrad@zulily.com

ZULILY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts)
(Unaudited)

	March 29, 2015	December 28, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$283,316	$242,292
Short-term investments	31,525	131,528
Accounts receivable	10,807	8,342
Inventories	21,731	17,373
Prepaid expenses and other current assets	11,093	8,165
Deferred income taxes — Net	4,449	4,449
Total current assets	362,921	412,149
PROPERTY AND EQUIPMENT — Net	84,173	78,898
OTHER NON-CURRENT ASSETS	937	1,331
Total assets	$448,031	$492,378
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$75,081	$109,267
Accrued expenses	35,288	39,474
Deferred revenue	59,719	44,243
Total current liabilities	170,088	192,984
DEFERRED INCOME TAXES — Net	5,017	5,012
OTHER NON-CURRENT LIABILITIES	25,004	18,419
Total liabilities	200,109	216,415
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value—2,000,000 shares authorized as of March 29, 2015 and December 28, 2014; zero shares issued and outstanding as of March 29, 2015 and December 28, 2014	—	—
Class A common stock, $0.0001 par value—500,000,000 shares authorized as of March 29, 2015 and December 28, 2014; 69,082,966 shares issued and 66,819,777 shares outstanding as of March 29, 2015 and 61,327,351 shares issued and outstanding as of December 28, 2014.	7	6
Class B common stock, $0.0001 par value—275,000,000 shares authorized as of March 29, 2015 and December 28, 2014; 56,633,648 and 64,115,226 shares issued and outstanding as of March 29, 2015 and December 28, 2014, respectively	6	7
Treasury stock, at cost—2,263,189 shares and zero shares as of March 29, 2015 and December 28, 2014, respectively	(31,315)	—
Additional paid-in capital	311,990	306,197
Accumulated other comprehensive loss	(36)	(3)
Accumulated deficit	(32,730)	(30,244)
Total stockholders’ equity	247,922	275,963
Total liabilities and stockholders' equity	$448,031	$492,378

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 29, 2015	March 30, 2014

NET SALES	$306,616	$237,881
COST OF SALES (1)	214,390	174,147
GROSS PROFIT	92,226	63,734
OPERATING EXPENSES (1):
Marketing	29,586	23,085
Selling, general, and administrative	67,093	43,600
TOTAL OPERATING EXPENSES	96,679	66,685
LOSS FROM OPERATIONS	(4,453)	(2,951)
INTEREST INCOME (EXPENSE)—Net	170	54
OTHER INCOME (EXPENSE)—Net	(63)	(53)
NET LOSS BEFORE PROVISION FOR INCOME TAXES	(4,346)	(2,950)
PROVISION (BENEFIT) FOR INCOME TAXES	(1,860)	—
NET LOSS	$(2,486)	$(2,950)
Net loss attributable to Class A and Class B common stockholders	$(2,486)	$(2,950)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.02)	$(0.02)
Diluted	$(0.02)	$(0.02)
Weighted average shares outstanding used to compute net loss attributable to Class A and Class B common stockholders:
Basic	124,878,124	123,878,592
Diluted	124,878,124	123,878,592

(1) Includes stock-based compensation as follows:

	Three Months Ended
	March 29, 2015	March 30, 2014

	(in thousands)
Cost of sales	$71	$22
Marketing expenses	292	163
Selling, general and administrative expenses	3,967	2,989
Total stock-based compensation expense	$4,330	$3,174

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 29, 2015	March 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,486)	$(2,950)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,483	2,401
Stock-based compensation	4,330	3,174
Excess tax benefit from stock-based compensation	5	—
Loss on disposal of assets	174	105
Other	349	—
Changes in operating assets and liabilities:
Accounts receivable	(2,474)	(4,984)
Inventories	(4,369)	(13,356)
Prepaid expenses and other assets	(2,666)	(2,100)
Accounts payable	(34,417)	(15)
Accrued expenses and other liabilities	2,412	5,372
Deferred revenue	15,484	29,759
Net cash (used in) provided by operating activities	(19,175)	17,406
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,819)	(15,761)
Purchases of short-term and other investments	(132,039)	(59,996)
Proceeds from maturity and sale of short-term and other investments	232,000	25,000
Net cash provided by (used in) investing activities	90,142	(50,757)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,385	215
Excess tax benefit from stock-based compensation	(5)	—
Payments of deferred offering costs	—	(385)
Debt issuance costs	—	(149)
Repurchase of Class A common stock	(31,315)	—
Net cash used in financing activities	(29,935)	(319)
Effect of exchange rate changes on cash and cash equivalents	(8)	(2)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,024	(33,672)
CASH AND CASH EQUIVALENTS—Beginning of period	242,292	290,089
CASH AND CASH EQUIVALENTS—End of period	$283,316	$256,417
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
Payable for capital purchases	$560	$1,898
Stock-based compensation capitalized	82	16